UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  December 21, 2023

(Date of earliest event reported)

Atrion Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32982	63-0821819
(State or other jurisdiction	(Commission File	(I. R. S. Employer
of incorporation or organization)	Number)	Identification No.)

One Allentown Parkway
Allen, Texas	75002
(Address of principal executive offices)	(Zip Code)

(972) 390-9800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.10 per share	ATRI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2023, Atrion Corporation (the “Company”), as borrower, entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as lender. The Credit Agreement provides for a $25.0 million revolving credit facility, with an uncommitted feature allowing for the Company to request increases to the revolving credit commitment of up to $50.0 million in the aggregate. The indebtedness outstanding under the Credit Facility will be evidenced by an Amended and Restated Revolving Credit Note dated December 21, 2023. The Credit Agreement amends and restates that certain existing Credit Agreement dated as of February 28, 2017, as amended by that certain First Amendment to Credit Agreement dated as of February 12, 2021 and by that certain Second Amendment to Credit Agreement dated as of June 29, 2023 between the Company and Wells Fargo (the “Existing Credit Agreement”)

The Credit Agreement will mature on December 21, 2026. Borrowings under the Credit Agreement will bear interest at a rate per annum equal to an agreed applicable margin plus, at Company's election, a prime rate equivalent equal to the “Base Rate,” a rate based on the “Adjusted Daily Simple SOFR,” or on the “Adjusted Term SOFR” as those terms are defined in the Credit Agreement. For borrowings that bear interest at the Base Rate, the applicable margin ranges from 0% to 0.75%. For borrowings that bear interest at Adjusted Daily Simple SOFR or at Adjusted Term SOFR, the applicable margin ranges from 1.00% to 1.75%. The Credit Agreement also provides for a commitment fee applicable to the unused portion of the revolving credit facility ranging from 0.30% to 0.45% per annum, payable in arrears on the last business day of each calendar quarter.

The payment and performance of the obligations under the Credit Agreement are guaranteed by the Company’s subsidiaries, Atrion Medical Products, Inc., Halkey-Roberts Corporation, Quest Medical, Inc., Atrion Leasing Company, LLC, and AlaTenn Pipeline Company, LLC (collectively, the “Subsidiaries”), each of which has executed and delivered a Guaranty Agreement with Wells Fargo, dated as of February 28, 2017 (the “Guaranty Agreement”).

As provided in a Collateral Agreement dated as of February 28, 2017, by and among the Company, the Subsidiaries and Wells Fargo (the “Collateral Agreement”), as reaffirmed by a Reaffirmation Agreement with Wells Fargo dated as of December 21, 2023 (the “Reaffirmation Agreement”), the obligations under the Credit Agreement are secured by a continuing security interest in the receivables, certain equipment, inventory, supporting obligations, and books and records relating to any of the foregoing of the Company and the Subsidiaries.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including, among other things, a maximum consolidated total leverage ratio, a maximum consolidated senior secured leverage ratio, a minimum consolidated fixed charge coverage ratio, and a minimum consolidated net income as well as limitations on the use of proceeds of revolving credit loans, certain investments and asset dispositions and certain fundamental changes. The Credit Agreement contains customary events of default, subject to certain exceptions and grace periods.

On December 21, 2023, the Company and each of the Subsidiaries entered into the Reaffirmation Agreement reaffirming their obligations under Existing Credit Agreement and certain other documents entered into in connection therewith, after giving effect to the Credit Agreement and the other documents executed on December 21, 2023, and ratified and confirmed that the liens granted to the Wells Fargo pursuant to the Existing Credit Agreement and any other documents or instruments executed, filed, or recorded in connection therewith remain outstanding and in full force and effect, without interruption or impairment of any kind, in accordance with the terms of such documents, and such liens continue on and at all times after December 21, 2023 to secure the “Obligations,” “Guaranteed Obligations,” and “Secured Obligations” as those terms are defined in the Existing Credit Agreement and any other documents or instruments executed, filed, or recorded in connection therewith in favor of Wells Fargo.

The foregoing descriptions of the Credit Agreement, the Amended and Restated Revolving Credit Note, the Reaffirmation Agreement, the Guaranty Agreement, and the Collateral Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of those documents which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

In addition to the Company's ongoing relationship with Wells Fargo under the Credit Agreement, the Company has a commercial banking relationship with Wells Fargo, and Wells Fargo has from time to time provided advisory and other services to the Company for which it has received customary fees.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2023, the Company entered into a change in control agreement (the “Change in Control Agreement”) with Cindy Ferguson, the Company’s Vice President and Chief Financial Officer, Secretary, and Treasurer. The Change in Control Agreement provides that in the event Ms. Ferguson’s employment is terminated in contemplation of a Change in Control or during a Post Event Period as such terms are defined in the Change in Control Agreement, unless such termination is (i) by the Company for Cause or (ii) by the Executive other than for Good Reason, as such terms are defined in the Change in Control Agreement, the Company is required to pay to Ms. Ferguson in a lump sum within 10 business days of the effective date of termination, in lieu of any further payments of salary to Ms. Ferguson for periods subsequent to the termination date, an amount which is equal to the annual base salary paid by the Company to Ms. Ferguson in the 12-month period preceding the termination date. In addition, (i) all stock options and equity granted to Ms. Ferguson are to fully vest and become exercisable at termination; (ii) any amounts or benefits due to Ms. Ferguson pursuant to the Company’s Nonqualified Deferred Compensation Plan are to be paid to her in accordance with the terms of plan; and (iii) the Company is to direct that payment be made to Ms. Ferguson of amounts due to her pursuant to, and in accordance with the terms of, the Company’s Section 401(k) Savings Plan.

The Change in Control Agreement also provides that if Ms. Ferguson is a “specified employee,” within the meaning of Section 409A of the Code, then, solely to the extent required to comply with applicable provisions Section 409A of the Internal Revenue Code with respect to any amounts or benefits not exempt under Section 409A, payments provided for on account of the termination of her employment are not to commence until the date that is first day of the seventh month following her “separation from service” as determined in accordance with Section 409A of the Code.

The foregoing description of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Change in Control Agreement, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit No.	Description
10.01	Amended and Restated Credit Agreement dated as of December 21, 2023 by and between Atrion Corporation, as Borrower, and Wells Fargo Bank, National Association, as Lender.*
10.02	Amended and Restated Revolving Note dated as of December 21, 2023 by Atrion Corporation, as Borrower, in favor of Wells Fargo Bank, National Association, as Lender.*
10.03	Reaffirmation Agreement dated as of December 21, 2023 by and among Atrion Corporation, certain Subsidiaries of Atrion Corporation and Wells Fargo Bank, National Association.*
10.04	Guaranty Agreement dated as of February 28, 2017 made by certain Subsidiaries of Atrion Corporation in favor of Wells Fargo Bank, National Association, as Lender, incorporated by reference to Exhibit 10.2 to Atrion Corporation Form 8-K filed March 3, 2017.
10.05	Collateral Agreement dated as of February 28, 2017 among Atrion Corporation, certain Subsidiaries of Atrion Corporation and Wells Fargo Bank, National Association, as Lender, incorporated by reference to Exhibit 10.3 to Atrion Corporation Form 8-K filed March 3, 2017.
10.06	Change in Control Agreement dated as of December 21, 2023 by and between Atrion Corporation and Cindy Ferguson.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRION CORPORATION

Date: December 28, 2023	By:	/s/ Cindy Ferguson
Cindy Ferguson
Vice President and Chief Financial Officer,
Secretary, and Treasurer